Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Banco Bilbao Vizcaya Argentaria, S.A.:

We consent to the incorporation by reference in the following registration statements, as amended:

Form	Registration Statement	Filer
F-3	333‑212729	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-217073	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333‑208728	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333‑199835	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-191625	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-185538	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-178186	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-167389	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-163816	Banco Bilbao Vizcaya Argentaria, S.A.
S-8	333-149157	Banco Bilbao Vizcaya Argentaria, S.A.

of our reports dated April 5, 2018, with respect to the consolidated balance sheet of Banco Bilbao Vizcaya Argentaria, S.A. and subsidiaries (“BBVA Group”) as of December 31, 2017, and the related consolidated statements of income, recognized income and expenses, changes in equity, and cash flows for the year then ended, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in this December 31, 2017 annual report on Form 20-F of BBVA Group.

 /s/  KPMG Auditores, S.L.

Madrid, Spain
April 5, 2018